FedFirst Financial Corporation 8-K

Exhibit 99.1

PRESS RELEASE

Contact:
Patrick G. O’Brien
President and Chief Executive Officer
(724) 684-6800

FEDFIRST FINANCIAL CORPORATION
ANNOUNCES QUARTERLY CASH DIVIDEND

Monessen, Pennsylvania – August 23, 2011.  FedFirst Financial Corporation (Nasdaq “FFCO”) today announced that its Board of Directors has declared a quarterly cash dividend of $0.03 per outstanding share of common stock.  The dividend will be paid on or about September 30, 2011 to stockholders of record as of the close of business on September 15, 2011.

FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating nine full-service branch locations in southwestern Pennsylvania. On July 15, 2011, the Company announced that it had filed notice with the Office of Thrift Supervision to close its Park Centre office with a proposed closing date of October 21, 2011. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary.